UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

DIABETIC TREATMENT CENTERS OF AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-82580	59-3733133
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

975 East 5400 South

Suite 100

Salt Lake City, Utah 84117

(801) 207-1816

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Other Events and Regulation FD Disclosure.

As of June 1, 2005 Diabetic Treatment Centers of America, Inc. has recently purchased certain technologies from MicroVas Technologies, Inc. that provides for advanced wound care for diabetic ulcers or any chronic “non-healing” wound and associated peripheral neuropathy. The Company will open their clinic for operations using recently purchased MicroVascular Therapy (MVT) on or before June 10, 2005.

In October 2004, the Company entered into a license agreement with Diabetes Medical Development Corporation, d/b/a DiabMed. Under the terms of the license agreement, DiabMed was to provide exclusive marketing rights to market, promote, sell, manage and distribute certain technologies to treat diabetes and other metabolic disorders. Based on analysis of management and discussions with executives from DiabMed, the Company believes that DiabMed is in default of the license agreement between the Company and DiabMed. Diabetic Treatment Centers of America, Inc. is currently reviewing all options and remedies available to cure the alleged breach of the agreement.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

DIABETIC TREATMENT CENTERS OF AMERICA, INC.

Dated: June 1, 2005	By:	/s/ Arden Oliphant
Arden Oliphant
Chief Executive Officer